SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2012

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2012, the Wausau Paper Corp. Board of Directors appointed Sherri L. Lemmer as the Company’s Interim Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, and Corporate Controller, with the appointment to begin on March 1, 2012.  Ms. Lemmer will replace Scott P. Doescher, who will be leaving the Company on February 29, 2012.  Ms. Lemmer, 44, has served as a Company Vice President and Corporate Controller since 2006.

In addition to the appointment of Ms. Lemmer, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved certain clarifying modifications to the Company’s forms of grant agreement under the Company’s equity incentive compensation plans.  No substantive changes to the Company’s equity incentive plans were made; instead, the revised forms of grant agreement simply clarify the intent of the Compensation Committee with respect to certain matters.  Copies of the revised forms of grant agreement are attached as exhibits to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

10.1

Standard Form of Performance Unit Grant Agreement (Retention)

10.2

Standard Form of Performance Unit Grant Agreement (Short-Term ROCE)

10.3

Standard Form of Performance Unit Grant Agreement (Long-Term Total Shareholder Return)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  February 21, 2012

By:  SCOTT P. DOESCHER

Scott P. Doescher

Executive Vice President–Finance

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated February 15, 2012

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. §232.102(d))

Exhibits required by Item 601 of Regulation S-K:

10.1

Standard Form of Performance Unit Grant Agreement (Retention)

10.2

Standard Form of Performance Unit Grant Agreement (Short-Term ROCE)

10.3

Standard Form of Performance Unit Grant Agreement (Long-Term Total Shareholder Return)

3